UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 17, 2012, Mr. Daniel Beltzman was appointed to the Board of Directors of Regis Corporation (the “Company”) effective August 1, 2012.  Mr. Beltzman was appointed to serve as a member of the Audit and Compensation Committees of the Board of Directors.  Mr. Beltzman will receive the Company’s standard director compensation, which is described under the heading “2011 Director Compensation Table” in the Company’s proxy statement for its 2011 annual meeting of shareholders, subject to one change that was recently approved by the Board of Directors.  The equity component will now consist of restricted stock units with a grant date fair value of $90,000, which vest monthly over a one year period (instead of 5,000 shares of restricted stock vesting over five years).

A copy of the press release announcing Mr. Beltzman’s appointment to the Board of Directors is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

EXHIBIT NUMBER

99.1	Regis Corporation News Release dated July 18, 2012 — Regis Appoints Daniel Beltzman to Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: July 23, 2012	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

99.1	Regis Corporation News Release dated July 18, 2012 — Regis Appoints Daniel Beltzman to Board of Directors